RGC RESOURCES, INC

POWER OF ATTORNEY

THE UNDERSIGNED DIRECTOR of RGC Resources, Inc. hereby makes, constitutes and appoints Timothy J. Mulvaney, Paul W. Nester, Lawrence T. Oliver,
C. Brooke Miles, Kelsie R. Davenport or any one of them, as his true and lawful attorney-in-fact to sign, for him or her and in his or her name, place and stead, and to cause to be filed with the Securities and Exchange Commission, any form, report, or other document and any amendment or supplement thereto, which is required to be filed or which such attorney-in-fact deems should be filed under Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, as amended, and to do all other things necessary to accomplish the foregoing; and hereby grants to such attorney-in-fact full power of substitution and revocation and hereby confirmed and ratifying all that such attorney-in-fact or his or her substitute may do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of June, 2025.

/s/Thomas Patrick Furcron
Thomas Patrick Furcron

Sworn to and subscribed in my presence by Thomas Patrick Furcron this 2nd day of June, 2025.

/s/Mary E. Martin, REG #8002034
Mary E. Martin
Notary Public

Commonwealth of Virginia, City of Roanoke
My Commission Expires 02/28/2026